Exhibit 32.1
SECTION 1350 CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, James Norrod, Chief Executive Officer of Zhone Technologies, Inc. (the “Company”), and Kirk Misaka, Chief Financial Officer of the Company, each hereby certify that, to their knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 9, 2016

/s/ JAMES NORROD	/s/ KIRK MISAKA
James Norrod	Kirk Misaka
Chief Executive Officer	Chief Financial Officer